EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an Independent Certified Public Accountant, I hereby consent to the incorporation by reference in this Registration Statement of Airtax, Inc. (the "Company") on Form S-8 of my audit report dated March 28, 2005 included in the Form 10-KSB for the period ended December 31, 2004, and to all references to my Firm included in this Registration Statement.




                              /s/ Robert G. Jeffrey
                              ---------------------
                             Robert G. Jeffrey

                             Wayne, New Jersey 07470
                             May 6, 2005